Exhibit 99.1

FOR IMMEDIATE RELEASE July 31, 2006	Contact: Richard E. Leone Manager — Investor Relations rleone@rtiintl.com 330-544-7622
RTI ANNOUNCES SECOND QUARTER RESULTS

     Niles, Ohio — RTI International Metals, Inc., (NYSE: RTI) released results today for the second quarter of 2006.
     RTI reported net income for the second quarter of $15.1 million, or $0.67 per share, on sales of $117.7 million. In the second quarter of 2005, the Company reported net income of $10.6 million, or $0.48 per share, on sales of $94.1 million.
     During the quarter, the Titanium Group posted sales of $85.2 million, including intergroup sales of $33.7 million, generating operating income of $17.0 million. Titanium mill product shipments for the second quarter were 3.5 million pounds at an average realized price of $20.22 per pound. This represents a 32% increase in shipments and a 36% increase in realized prices over the same period last year. During the second quarter of 2005, the Group had operating income of $9.2 million on sales of $60.9 million, including $22.2 million of intergroup sales. Shipments in the 2005 period totaled 2.7 million pounds at an average price of $14.84 per pound.
     The Fabrication & Distribution Group had operating income of $6.3 million on sales of $66.2 million during the second quarter. Results from the comparable period in 2005 were operating income of $5.8 million on sales of $55.4 million.
     Commenting on the Company’s results, Timothy G. Rupert, President and CEO, said, “RTI continues to generate record sales at growing margins as higher selling prices are realized in operating results. As expected, overhead expenses during the quarter were approximately $3 million lower than those of the first quarter. As a result, operating income improved 55% as compared to the second quarter of 2005 and 36% from the first quarter. We expect similar improvement in the third quarter.”
     The statements in this release relating to matters that are not historical facts are forward-looking statements that may involve risks and uncertainties. These include, but are not limited to, the impact of global events on the commercial aerospace industry, military spending, global economic conditions, the competitive nature of the markets for
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July 31, 2006

specialty metals, the ability of the Company to obtain an adequate supply of raw materials, successful completion of the Company’s capital expansion projects, the design and effectiveness of the Company’s internal control over financial reporting, and other risks and uncertainties included in the Company’s filings with the Securities and Exchange Commission. Actual results can differ materially from those forecasted or expected. The information contained in this release is qualified by and should be read in conjunction with the statements and notes filed with the Securities and Exchange Commission on Forms 10-K and 10-Q, as may be amended from time to time.
     RTI International Metals®, headquartered in Niles, Ohio, is one of the world’s largest producers of titanium. Through its various subsidiaries, RTI manufactures and distributes titanium and specialty metal mill products, extruded shapes, formed parts and engineered systems for aerospace, industrial, defense, energy, chemical and consumer applications for customers around the world. To learn more about RTI International Metals, Inc., visit our website at www.rtiintl.com.
     NOTE: RTI International Metals, Inc. has scheduled a conference call for Tuesday, August 1, 2006, at 10:00 a.m., Eastern Time, to discuss this press release. To participate in the call, please dial toll free (USA/Canada) 800-938-0653 or (International) 973-935-2408 a few minutes prior to the start time and specify the RTI International Metals Conference Call. Replay of the call will be available until 11:59 p.m., Eastern Time, on Tuesday, August 8, 2006, by dialing (USA/Canada) 877-519-4471 or (International) 973-341-3080 and Digital Pin Code 7661427.
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July 31, 2006

RTI INTERNATIONAL METALS, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Net sales	$117,667	$94,120	$232,746	$166,732
Cost and expenses:
Cost of sales	80,478	68,353	161,330	116,568
Selling, general and administrative expenses	13,497	10,350	30,132	21,389
Research, technical and product development expenses	387	417	845	783

Operating income	23,305	15,000	40,439	27,992
Other income	232	303	253	433
Interest income, net	513	235	902	390

Income from continuing operations before income taxes	24,050	15,538	41,594	28,815
Provision for income taxes	8,923	4,993	15,725	9,887

Income from continuing operations	15,127	10,545	25,869	18,928
Income from discontinued operations, net of tax provision	—	35	—	51

Net income	$15,127	$10,580	$25,869	$18,979

Basic earnings per share:
Continuing operations	$0.67	$0.48	$1.14	$0.86
Discontinued operations	—	—	—	—

Net income	$0.67	$0.48	$1.14	$0.86

Diluted earnings per share:
Continuing operations	$0.66	$0.47	$1.12	$0.84
Discontinued operations	—	—	—	—

Net income	$0.66	$0.47	$1.12	$0.84

Weighted-average shares outstanding:
Basic	22,649,637	22,233,556	22,602,552	22,109,449

Diluted	23,030,340	22,657,458	23,015,942	22,558,186

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July 31, 2006

RTI INTERNATIONAL METALS, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)
(In thousands, except share and per share amounts)

	June 30,	December 31,
	2006	2005
ASSETS

Current assets:
Cash and cash equivalents	$60,540	$53,353
Investments	—	2,410
Receivables, less allowance for doubtful accounts of $1,992 and $1,604	64,745	54,212
Inventories, net	236,613	223,394
Deferred income taxes	3,796	3,778
Other current assets	4,965	7,407

Total current assets	370,659	344,554
Property, plant and equipment, net	82,710	80,056
Goodwill	49,146	48,646
Other intangible assets, net	16,726	16,581
Deferred income taxes	5,417	5,451
Intangible pension asset	4,076	4,076
Other noncurrent assets	1,962	2,387

Total assets	$530,696	$501,751

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$27,254	$25,620
Accrued wages and other employee costs	10,636	10,953
Billings in excess of costs and estimated earnings	9,992	13,352
Income taxes payable	200	3,367
Deferred income taxes	3	3
Other accrued liabilities	9,490	8,589

Total current liabilities	57,575	61,884
Accrued postretirement benefit cost	21,271	21,070
Accrued pension cost	24,524	25,595
Deferred income taxes	6,498	6,516
Other noncurrent liabilities	6,838	7,034

Total liabilities	116,706	122,099

Shareholders’ equity:
Common stock, $0.01 par value; 50,000,000 shares authorized; 23,328,077 and 23,131,128 shares issued; 22,850,134 and 22,687,056 shares outstanding	233	231
Additional paid-in capital	284,024	278,690
Deferred compensation	—	(3,078)
Treasury stock, at cost; 477,943 and 444,072 shares	(5,271)	(4,389)
Accumulated other comprehensive loss	(24,175)	(25,112)
Retained earnings	159,179	133,310

Total shareholders’ equity	413,990	379,652

Total liabilities and shareholders’ equity	$530,696	$501,751

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July 31, 2006

RTI INTERNATIONAL METALS, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2006	2005
OPERATING ACTIVITIES:
Net income	$25,869	$18,979
Net income from discontinued operations	—	(51)

Net income from continuing operations	25,869	18,928
Adjustment for non-cash items included in net income:
Depreciation and amortization	7,134	6,455
Stock-based compensation and other	3,046	807
Excess tax benefits from stock-based compensation activity	(2,918)	2,367
Gain on sale of property, plant and equipment	(4)	(4)
Other	263	(371)

Changes in assets and liabilities:
Receivables	(9,910)	(14,828)
Inventories	(13,006)	(44,462)
Accounts payable	966	12,955
Income taxes payable	(204)	6,583
Billings in excess of costs and estimated earnings	(3,331)	8,862
Other current liabilities	22	7,096
Other assets and liabilities	1,943	700

Cash provided by continuing operating activities	9,870	5,088
Cash used by discontinued operating activities	—	(292)

Cash provided by operating activities	9,870	4,796

INVESTING ACTIVITIES:
Acquisitions, net of cash acquired, and other investing	—	(290)
Proceeds from disposal of property, plant and equipment	4	5
Proceeds from sale of investments	2,410	—
Capital expenditures	(9,224)	(4,553)

Cash used by investing activities	(6,810)	(4,838)

FINANCING ACTIVITIES:
Proceeds from exercise of employee stock options	2,097	8,808
Excess tax benefits from stock-based compensation activity	2,918	—
Purchase of common stock held in treasury	(882)	(483)

Cash provided by financing activities	4,133	8,325

Effect of exchange rate changes on cash and cash equivalents	(6)	211

Increase in cash and cash equivalents	7,187	8,494
Cash and cash equivalents at beginning of period	53,353	62,701

Cash and cash equivalents at end of period	$60,540	$71,195

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July 31, 2006

RTI INTERNATIONAL METALS, INC. AND SUBSIDIARIES
Selected Operating Segment Information
(Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Net sales:
Titanium Group	$51,437	$38,723	$100,187	$62,823
Intersegment sales	33,717	22,159	64,858	43,050

Total Titanium Group net sales	85,154	60,882	165,045	105,873

Fabrication & Distribution Group	66,230	55,397	132,559	103,909
Intersegment sales	1,524	1,075	3,310	2,040

Total Fabrication & Distribution Group net sales	67,754	56,472	135,869	105,949

Eliminations	35,241	23,234	68,168	45,090

Total consolidated net sales	$117,667	$94,120	$232,746	$166,732

Operating income:
Titanium Group before corporate allocations	$18,661	$10,546	$33,648	$21,537
Corporate allocations	(1,650)	(1,322)	(4,817)	(2,781)

Total Titanium Group operating income	17,011	9,224	28,831	18,756

Fabrication & Distribution Group before corporate allocations	9,880	8,707	20,376	15,366
Corporate allocations	(3,586)	(2,931)	(8,768)	(6,130)

Total Fabrication & Distribution Group operating income	6,294	5,776	11,608	9,236

Total consolidated operating income	$23,305	$15,000	$40,439	$27,992

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